Western Reserve Bancorp, Inc. and
Western Reserve Bank
Senior Executive Incentive Compensation Plan

The Board of Directors of Western Reserve Bancorp, Inc. and Western Reserve Bank desires to provide an Incentive Compensation Plan for the Senior Executives of the Bank that will achieve the following objectives:

•	Allow the Company to attract and retain talented senior executives;
•	Align the interests of the Company’s senior executives with those of the Company’s shareholders;
•	Recognize that there are several components to the Company’s financial success, including profitability, growth and asset quality; and
•	Provide a quantitative way to measure each of the components of the Company’s financial success and to allocate rewards equitably among each of the Company’s senior executives.

To this end, the Board of Directors has adopted the Revised and Amended Senior Executive Incentive Compensation Plan (“the Plan”), which is attached as Exhibit 1.

The Plan seeks to provide a range of potential rewards based on the Company’s results in each of eight Performance Factors, discussed below.  The Plan involves seven Performance Levels, ranging from acceptable (Level 1) to spectacular (Level 7).

This plan covers the following senior executives:

•	President and Chief Executive Officer; and
•	Executive Vice Presidents.

However, the most highly compensated employee of the Company is prohibited from participating in this or any other bonus or incentive plan (as provided in the rules of the TARP Standards for Compensation and Corporate Governance).

The Plan provides for varying Bonus Percentages in relation to Base Compensation.  Base Compensation is defined as the senior executive’s actual earnings for the year, exclusive of any bonuses or fringe benefits.

The Board believes that a properly-designed incentive plan does not over-emphasize one type of behavior to the detriment of another.  For instance, if Loan Growth were the only Performance Factor, Asset Quality could potentially suffer.  Or, if Profitability were the only measure, Growth might be hampered.  Therefore, the Plan provides for seven Performance Factors in three broad categories:

Adopted:  January 19, 2006
Revised:   January 18, 2007
Revised:   May 1, 2008
Revised:   October 15, 2009

Western Reserve Bancorp, Inc. and
Western Reserve Bank
Senior Executive Incentive Compensation Plan

Overall Profitability:
--Return on Average Consolidated Equity
--Net Interest Margin
--Earnings Per Share Growth
Growth Rates:
--Loan Growth
--Local Deposit Growth
Asset Quality:
--Nonperforming Assets as a Percentage of Total Assets
--Net Charge-offs as a Percentage of Average Net Loans

There is also a provision for a Discretionary component of the Incentive Compensation payment.  This component is based on the Company’s overall Performance Level, as determined by the Board of Directors.

Likewise, the Plan is designed to assign an appropriate Weighting to each of the Performance Factors.  For example, each senior executive’s potential bonus is based 45% on Overall Profitability, 30% on Growth, 16% on Asset Quality, and 9% on the Board’s Discretion.

The Plan provides for a Minimum Threshold to be met before any payments may be made under the Plan.  This Threshold is based on the Board-approved budget for the Plan year.  The Threshold is computed as follows:

•
The Company must have Net Income after accrual for any Profit Sharing, Special Awards and Senior Executive Incentive Compensation ) of at least 85% of budget in order for any payments to be made under the Plan.  (Obviously, at this level of performance, the Profitability targets would not have been met.)

•	If the Company earns between 85% and 99% of budgeted net income, any payments otherwise earned under the Plan will be pro-rated to that percentage.
•	If the Company earns at least 100% of budgeted net income, the payments will be computed as per the Plan.

No payment of Incentive Compensation for the Plan year will be made until after the Company’s year-end results are finalized and released.

Adopted:  January 19, 2006
Revised:   January 18, 2007
Revised:   May 1, 2008
Revised:   October 15, 2009

Western Reserve Bancorp, Inc. and
Western Reserve Bank
Senior Executive Incentive Compensation Plan

The senior executive must be in the Company’s employ at the time any payment is made under the Plan to receive the payment.

If any payment made under this Plan is later found to have been based on materially inaccurate financial statements or materially inaccurate performance metric criteria (regardless of whether there was any ill intent or fraudulent behavior involved), any person(s) receiving such payment(s) must promptly repay them to the Company (the so-called “Clawback” provision).

The Board of Directors reserves the right to modify or terminate this Plan at any time.

Adopted:  January 19, 2006
Revised:   January 18, 2007
Revised:   May 1, 2008
Revised:   October 15, 2009

Western Reserve Bancorp, Inc. and Western Reserve Bank
Senior Executive Incentive Compensation Plan

Exhibit 1

A. Potential Bonuses as Percent of Base Compensation

	Groups
Performance Level	CEO	Executive VPs
1	10%	10%
2	20%	15%
3	30%	20%
4	40%	25%
5	50%	30%
6	60%	35%
7	70%	40%

Adopted:  January 19, 2006
Revised:   January 18, 2007
Revised:   May 1, 2008
Revised:   October 15, 2009

Western Reserve Bancorp, Inc. and Western Reserve Bank
Senior Executive Incentive Compensation Plan

Exhibit 1

B. Performance Factors and Weightings

	CEO	Executive VPs
Overall Profitability	45%	45%
Return on Avg. Equity	15%	15%
Net Interest Margin	15%	15%
Core EPS Growth	15%	15%

Growth Rates	30%	30%
Loan Growth	15%	15%
Local Deposit Growth	15%	15%

Asset Quality	16%	16%
Non-Performing Assets/Total Assets	8%	8%
Net Charge-Offs/Avg Loans	8%	8%

Discretionary	9%	9%

Total Weighting	100%	100%

Adopted:  January 19, 2006
Revised:   January 18, 2007
Revised:   May 1, 2008
Revised:   October 15, 2009

Western Reserve Bancorp, Inc. and Western Reserve Bank
Senior Executive Incentive Compensation Plan

Exhibit 1

C. Performance Targets

Performance Level	Return on Avg. Equity	Net Interest Margin	EPS Growth	Loan Growth	Local Deposit Growth	Non- Performing Assets/ Total Assets	Net Charge- Offs/ Avg. Loans
1	8.00%	3.75%	6.0%	8.0%	10.0%	0.75%	0.15%
2	10.00%	3.85%	9.0%	10.0%	12.0%	0.65%	0.13%
3	12.00%	3.95%	12.0%	12.0%	14.0%	0.55%	0.10%
4	14.00%	4.05%	15.0%	14.00%	16.0%	0.45%	0.07%
5	16.00%	4.15%	18.0%	16.00%	18.0%	0.35%	0.04%
6	18.00%	4.25%	21.0%	18.00%	20.0%	0.25%	0.02%
7	20.00%	4.35%	24.0%	20.00%	22.0%	0.15%	0.00%

Adopted:  January 19, 2006
Revised:   January 18, 2007
Revised:   May 1, 2008
Revised:   October 15, 2009